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                                                                   Exhibit 99(a)

                         FIRST UNITED BANCSHARES, INC.

PROXY

     The undersigned hereby appoints James V. Kelley and John E. Burns, or either of them acting in the absence of the other, as attorneys and proxies of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of First United Bancshares, Inc. ("First United") to be held on March 24, 1998 at 2:00 p.m. local time at the First National Bank Building, Main and Washington Streets, El Dorado, Arkansas and at any adjournment or adjournments thereof and to vote all shares of stock of First United held of record by the undersigned:


     1.  Approval of the Agreement and Plan of Reorganization which provides for
         (a) the merger of Citizens National Bancshares of Hope, Inc. ("Citizens") into First United ("Citizens Merger"), (b) that the separate existence of Citizens shall cease, and (c) that Citizens National Bank of Hope and Peoples Bank & Loan Company, wholly-owned subsidiaries of Citizens, will become wholly-owned subsidiaries of First United.


         FOR                      AGAINST                   ABSTAIN
             -----                        -----                     -----


     2. Approval of the Agreement and Plan of Reorganization dated December 9, 1997 which provides (a) for the merger of First Republic Bancshares, Inc. ("Republic") with and into First United ("Republic Merger"), (b) that the separate existence of Republic will cease, and (c) that First Republic Bank, the wholly-owned subsidiary of Republic, will become a wholly-owned subsidiary of First United.

         FOR                      AGAINST                   ABSTAIN
             -----                        -----                     -----


     3. In their discretion on such other matters as may properly come before the meeting.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  (Continued and to be signed on other side)




THIS PROXY WILL BE VOTED AS DIRECTED BUT, WHERE NO DIRECTION IS GIVEN, IT WILL BE VOTED "FOR" APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION, WITH CITIZENS NATIONAL BANCSHARES OF HOPE, INC. AND IT WILL BE VOTED "FOR" APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION WITH FIRST REPUBLIC BANCSHARES, INC. A COPY OF THE PROXY STATEMENT HAS BEEN RECEIVED BY THE UNDERSIGNED.



DATED:
      --------------------                      ----------------------------
                                                Signature

                                                ----------------------------
                                                Signature


Please sign exactly as name(s) appear(s) hereon and return promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or corporate official, please give your title as such.

    PLEASE CHECK IF YOU PLAN TO ATTEND THIS MEETING.
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